UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2010

Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On September 11, 2010, our parent, Hexion LLC, entered into a combination agreement with Momentive Performance Materials Holdings Inc. (“MPM Holdings”) and certain related parties, pursuant to which our parent agreed to enter into a series of mergers that will result in each of our parent and MPM Holdings becoming direct subsidiaries of a new holding company (such company, “NewCo” and such transactions, the “Combination”). The boards of each of Hexion LLC and MPM Holdings have each unanimously approved the Combination. Upon completion of the Combination, the current owners of Hexion LLC will own approximately 35% of NewCo with the current owners of MPM Holdings owning approximately 65%, in each case on a fully diluted basis. The closing of the Combination is subject to customary conditions. The combination agreement contains customary representations, warranties and covenants. None of the representations or warranties will survive the closing of the Combination. The combination agreement may be terminated by mutual agreement of our parent and MPM Holdings, or by either of the parties if any of the conditions in the transaction agreement have not been satisfied by December 31, 2010. Hexion LLC and MPM Holdings are each controlled by investment funds affiliated with Apollo Global Management (“Apollo”).

Upon the closing of the Combination, we will enter into a shared services agreement with Momentive Performance Materials Inc. (“Momentive”), a wholly owned subsidiary of MPM Holdings. Pursuant to the shared services agreement, we will provide to Momentive, and Momentive will provide to us, certain services, including, but not limited to, executive and senior management, administrative support, human resources, information technology support, accounting, finance, legal and procurement services. The shared services agreement will establish certain criteria upon which the costs of such services will be allocated between us and Momentive. It is also anticipated that each of Momentive and we will cooperate to achieve favorable pricing with respect to purchases of raw materials and logistics services.

Additionally, the current commitment by Apollo to purchase $200 million in preferred units of Hexion LLC and warrants to purchase common units of Hexion LLC will be amended at the closing of the Combination to become a commitment to purchase preferred units and warrants to purchase common units of the holding company under which MPM Holdings and Hexion LLC will be held. The amended commitment will require that proceeds from such purchase and sale of preferred units and warrants be contributed to Hexion Specialty Chemicals, Inc.

Until the completion of the Combination, we and Momentive will continue to operate independently. We currently expect the Combination to close on October 1, 2010.

On September 13, 2010, we will hold a conference call to discuss the Combination.

A press release regarding the Combination Agreement is attached hereto as Exhibit 99.1.

The Registrant is disclosing under Item 7.01 of this Current Report on Form 8-K the foregoing information and the information attached to this Current Report as Exhibit 99.1, which information is incorporated herein by reference, to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise, subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

( d )	Exhibits. The following exhibit is being filed herewith, and is furnished solely for purposes of Item 7.01 of this Form 8-K.

Exhibit 99.1	Press Release dated September 13, 2010, announcing the entry into the Combination Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.

Date: September 13, 2010

	By:	/S/ WILLIAM H. CARTER
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 99.1	Press Release dated September 13, 2010, announcing the entry into the Combination Agreement.